Exhibit 99.1

NETSCOUT SYSTEMS Reports Financial Results for First Quarter Fiscal Year 2018

WESTFORD, Mass.--(BUSINESS WIRE)--July 27, 2017--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of business assurance, a powerful combination of service assurance, cybersecurity, and business intelligence solutions, today announced financial results for its first quarter of fiscal year 2018 ended June 30, 2017.

“NETSCOUT’s first-quarter results were in line with our plans entering the quarter,” stated Anil Singhal, NETSCOUT’s president and CEO. “During the quarter, we continued to invest in key development initiatives and made substantial progress on our product roadmaps, introducing a number of new products that we believe will further elevate our value proposition, extend our technology leadership and play an important role in reaccelerating our top-line performance over the longer term. We are pleased with the overall response from customers to our newest offerings and we are steadily delivering on the strategy we had announced two years ago.”

Notable first-quarter and recent operational highlights include:

  Earlier this week, NETSCOUT announced integration between the Company’s InfiniStreamNG, its real-time information platform, and its network threat analysis solution, Arbor Networks Spectrum™. This solution brings NETSCOUT’s patented smart data technology to advanced threat detection, thereby promoting smooth collaboration between the network and security teams and faster detection and investigation of hidden network threats.
  In early June 2017, NETSCOUT launched vSCOUT™, vSTREAM™ and virtual nGeniusONE®, the industry’s first products designed to extend visibility into off-the-shelf or custom applications that run in physical or virtual data centers, or in private, public or hybrid cloud environments.
  NETSCOUT announced the expansion of its nGenius® Service Assurance solutions to include infrastructure performance management with the newest release of nGeniusPULSE 2.0. This new offering enables customers to cost-effectively leverage their nGeniusONE deployments by extending their service assurance workflows to quickly and accurately identify the root cause of issues impacting network and application perform.
  NETSCOUT announced a software-driven addition to its nGenius® Packet Flow System (PFS) product family. The nGenius PFS 5000 models deliver a new packet broker architecture in the visibility market, de-coupling packet broker functions from its underlying hardware and offering an industry-leading open compute platform option for network packet brokers.
  Arbor Networks, NETSCOUT’s security unit, doubled the capacity of its Arbor Cloud from 2Tbps to 4Tbps and detailed its plans to quadruple capacity to 8Tbps by the end of 2017. The expansion effort includes upgrades of existing nodes and the introduction of more than a dozen new nodes in major traffic centers in North America, Europe, Asia and South America. Arbor also introduced a new version of its on-premise, always-on, inline distributed denial-of-service (DDoS) detection and mitigation platform for enterprise customers, Arbor Networks APS™.
  NETSCOUT continued to fortify its incumbency with major service providers around the globe as they qualify and deploy the software version of its InfiniStreamNG real-time information platform.
  Leading industry analysts and top media continued to recognize NETSCOUT. IHS Technology, formerly Infonetics Research, identified Arbor Networks as the top supplier of distributed denial-of-service (DDoS) mitigation appliances overall, as well as in the Carrier, Enterprise and Mobile market segments. NETSCOUT was recognized by Forbes.com as number 7 in its Fast Tech 25 2017 ranking.

Q1 FY18 Financial Results

Total revenue (GAAP) for the first quarter of fiscal year 2018 was $225.8 million, compared with $269.0 million in the same quarter one year ago. Non-GAAP total revenue for the first quarter of fiscal year 2018 was $228.8 million, compared with $278.0 million in the same quarter one year ago. The decline in quarterly revenue primarily reflects a moderation in spending from one of our large tier-one carrier customers. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP) for the first quarter of fiscal year 2018 was $114.8 million, which was approximately 51% of total revenue, versus $164.6 million in the prior fiscal year’s first quarter. On a non-GAAP basis, product revenue for the first quarter of fiscal year 2018 was $115.5 million, which was approximately 50% of total non-GAAP revenue, compared with $168.8 million in the same quarter one year ago. Service revenue (GAAP) for the first quarter of fiscal year 2018 was $110.9 million, or approximately 49% of total revenue, compared with $104.4 million for the first quarter of fiscal year 2017. On a non-GAAP basis, service revenue for fiscal year 2018’s first quarter was $113.3 million, which was approximately 50% of total non-GAAP revenue, compared with $109.1 million in the same quarter one year ago.

NETSCOUT’s loss from operations (GAAP) was $33.6 million in the first quarter of fiscal year 2018 versus a loss from operations of $10.8 million in the same quarter one year ago. The Company’s GAAP operating profit margin in the first quarter of fiscal year 2018 was -14.9% versus -4.0% in fiscal year 2017’s first quarter. First-quarter fiscal year 2018 non-GAAP EBITDA from operations was $24.0 million, or 10.5% of non-GAAP quarterly revenue, compared with non-GAAP EBITDA from operations of $51.1 million, or 18.4% of non-GAAP quarterly revenue in the first quarter of fiscal year 2017. First-quarter fiscal year 2018 non-GAAP income from operations was $14.5 million and the non-GAAP operating margin was 6.3%. This compares with non-GAAP income from operations of $43.1 million and a non-GAAP operating margin of 15.5% in fiscal year 2017’s first quarter.

Net loss (GAAP) for the first quarter of fiscal year 2018 was $24.2 million, or $0.27 per share (diluted) versus a net loss (GAAP) for the first quarter of fiscal year 2017 of $9.0 million, or $0.10 per share (diluted). On a non-GAAP basis, net income for fiscal year 2018’s first quarter was $7.6 million, or $0.08 per share (diluted), compared with non-GAAP net income of $26.3 million, or $0.28 per share (diluted), for the same quarter one year ago.

As of June 30, 2017, cash and cash equivalents, and short and long-term marketable securities were $409.7 million, compared with $464.7 million as of March 31, 2017.

During the first quarter of fiscal year 2018, NETSCOUT repurchased 2,780,433 shares of its common stock at an average price of $35.97 per share, totaling approximately $100.0 million in the aggregate. As of June 30, 2017, NETSCOUT had approximately 4.0 million shares available for repurchase under its existing, previously disclosed common stock repurchase plan that originally authorized the repurchase of up to 20 million shares of its common stock.

Guidance:

NETSCOUT is updating its fiscal year 2018 earnings guidance, previously issued in May 2017, to reflect the impact of its year-to-date stock repurchase activity and updated assumptions regarding certain items that are excluded from its non-GAAP results:

  NETSCOUT outlook for fiscal year 2018 revenue is unchanged. The Company’s fiscal year 2018 GAAP revenue is still expected to grow over fiscal year 2017, on a percentage basis, in the low single-digit range. The Company also continues to expect that fiscal year 2018 non-GAAP revenue will be relatively flat compared with fiscal year 2017 with approximately 60 percent of fiscal year 2018 non-GAAP revenue expected in the second half of the year.
  Assuming a weighted average of approximately 90.6 million shares outstanding (diluted) for fiscal year 2018, NETSCOUT now expects that fiscal year 2018’s GAAP net income per share (diluted) growth over fiscal year 2017, on a percentage basis, will be in the range of approximately 110 percent to approximately 155 percent. This compares with the original fiscal year 2018 GAAP net income per share (diluted) guidance for growth in the range of approximately 110 percent to approximately 160 percent over fiscal year 2017. Taking into account the updated weighted average shares outstanding (diluted) and assumptions for certain other items, non-GAAP net income per share (diluted) growth for fiscal year 2018 over fiscal year 2017 is now expected to be, on a percentage basis, in the high single-digit to low double-digit range. This compares with original non-GAAP net income per share (diluted) guidance that ranged from mid-single to high-single digit growth.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:
NETSCOUT will host a conference call to discuss its first-quarter fiscal year 2018 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at http://ir.netscout.com/phoenix.zhtml?p=irol-eventDetails&c=92658&eventID=5259672. Alternatively, people can listen to the call by dialing (785) 424-1877. The conference call ID is NTCTQ118. A replay of the call will made be available after 12:00 p.m. ET on July 27 for approximately one week. The number for the replay is (800) 839-2457 for U.S./Canada and (402) 220-7217 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP EBITDA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.
NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) is a leading provider of business assurance – a powerful combination of service assurance, cybersecurity, and business intelligence solutions – for today’s most demanding service provider, enterprise and government networks. NETSCOUT’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NETSCOUT delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com or follow @NETSCOUT on Twitter, Facebook, or LinkedIn.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NETSCOUT; the statements about introducing a number of new products that we believe will further elevate our value proposition, extend our technology leadership and play an important role in reaccelerating our top-line performance over the longer term; and the statements about the Company’s expectation that approximately 60 percent of fiscal year 2018 non-GAAP revenue will occur in the second half of the year, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the ability of NETSCOUT to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, which is on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2017 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2017	2016
Revenue:
Product	$114,822	$164,589
Service	110,934	104,363
Total revenue	225,756	268,952

Cost of revenue:
Product	37,845	59,827
Service	28,717	27,207
Total cost of revenue	66,562	87,034

Gross profit	159,194	181,918

Operating expenses:
Research and development	58,966	60,551
Sales and marketing	85,361	81,588
General and administrative	29,872	30,927
Amortization of acquired intangible assets	18,383	17,572
Restructuring charges	167	2,034
Total operating expenses	192,749	192,672

Loss from operations	(33,555)	(10,754)
Interest and other expense, net	(3,135)	(2,904)

Loss before income tax benefit	(36,690)	(13,658)
Income tax benefit	(12,468)	(4,660)
Net loss	$(24,222)	$(8,998)

Basic net loss per share	$(0.27)	$(0.10)
Diluted net loss per share	$(0.27)	$(0.10)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	91,180	93,344
Net loss per share - diluted	91,180	93,344

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2017	2016	2017

Product Revenue (GAAP)	$114,822	$164,589	$210,059
Product deferred revenue fair value adjustment	716	1,345	797
Amortization of acquired intangible assets (2)	2	2,877	2,842
Non-GAAP Product Revenue	$115,540	$168,811	$213,698

Service Revenue (GAAP)	$110,934	$104,363	$108,861
Service deferred revenue fair value adjustment	2,375	4,783	4,678
Non-GAAP Service Revenue	$113,309	$109,146	$113,539

Revenue (GAAP)	$225,756	$268,952	$318,920
Product deferred revenue fair value adjustment	716	1,345	797
Service deferred revenue fair value adjustment	2,375	4,783	4,678
Amortization of acquired intangible assets (2)	2	2,877	2,842
Non-GAAP Revenue	$228,849	$277,957	$327,237

Gross Profit (GAAP)	$159,194	$181,918	$226,003
Product deferred revenue fair value adjustment	716	1,345	797
Service deferred revenue fair value adjustment	2,375	4,783	4,678
Share-based compensation expense (1)	1,229	993	1,116
Amortization of acquired intangible assets (2)	9,241	13,246	13,140
Business development and integration expense (3)	989	158	217
Compensation for post-combination services (4)	-	144	-
Acquisition related depreciation expense (5)	42	165	44
Non-GAAP Gross Profit	$173,786	$202,752	$245,995

Income (Loss) from Operations (GAAP)	$(33,555)	$(10,754)	$38,651
Product deferred revenue fair value adjustment	716	1,345	797
Service deferred revenue fair value adjustment	2,375	4,783	4,678
Share-based compensation expense (1)	10,231	8,132	8,918
Amortization of acquired intangible assets (2)	27,624	30,818	30,635
Business development and integration expense (3)	6,156	3,669	3,185
Compensation for post-combination services (4)	237	1,715	238
Restructuring charges	167	2,034	2,271
Acquisition related depreciation expense (5)	555	1,359	555
Non-GAAP Income from Operations	$14,506	$43,101	$89,928

Net Income (Loss) (GAAP)	$(24,222)	$(8,998)	$22,310
Product deferred revenue fair value adjustment	716	1,345	797
Service deferred revenue fair value adjustment	2,375	4,783	4,678
Share-based compensation expense (1)	10,231	8,132	8,918
Amortization of acquired intangible assets (2)	27,624	30,818	30,635
Business development and integration expense (3)	6,156	3,669	3,185
Compensation for post-combination services (4)	237	1,715	238
Restructuring charges	167	2,034	2,271
Acquisition related depreciation expense (5)	555	1,359	555
Other income	-	-	(426)
Income tax adjustments (6)	(16,220)	(18,528)	(12,584)
Non-GAAP Net Income	$7,619	$26,329	$60,577

Diluted Net Income (Loss) Per Share (GAAP)	$(0.27)	$(0.10)	$0.24
Share impact of non-GAAP adjustments identified above	0.35	0.38	0.41
Non-GAAP Diluted Net Income Per Share	$0.08	$0.28	$0.65

Shares used in computing non-GAAP diluted net income per share	92,209	94,008	92,801

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2017	2016	2017
(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$213	$195	$218
	Cost of service revenue	1,016	798	898
	Research and development	3,175	2,633	2,401
	Sales and marketing	3,444	2,611	3,119
	General and administrative	2,383	1,895	2,282
	Total share-based compensation expense	$10,231	$8,132	$8,918

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Total revenue adjustment	$2	$2,877	$2,842
	Cost of product revenue	9,239	10,369	10,298
	Operating expenses	18,383	17,572	17,495
	Total amortization expense	$27,624	$30,818	$30,635

(3)	Business development and integration expense included in
	these amounts is as follows:
	Cost of product revenue	$439	$158	$108
	Cost of service revenue	550	-	109
	Research and development	1,123	-	21
	Sales and marketing	1,176	10	271
	General and administrative	2,868	3,501	2,676
	Total business development and integration expense	$6,156	$3,669	$3,185

(4)	Compensation for post-combination services included in these
	amounts is as follows:
	Cost of product revenue	$-	$42	$-
	Cost of service revenue	-	102	-
	Research and development	184	793	184
	Sales and marketing	53	1,006	54
	General and administrative		(228)	-
	Total compensation for post-combination services	$237	$1,715	$238

(5)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$26	$117	$27
	Cost of service revenue	16	48	17
	Research and development	344	872	343
	Sales and marketing	54	146	54
	General and administrative	115	176	114
	Total acquisition related depreciation expense	$555	$1,359	$555

(6)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(16,220)	$(18,528)	$(12,584)
	Total income tax adjustments	$(16,220)	$(18,528)	$(12,584)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2017	2017

Assets
Current assets:
Cash, cash equivalents and marketable securities	$400,455	$442,772
Accounts receivable and unbilled costs, net	185,881	294,374
Inventories	41,013	40,002
Prepaid expenses and other current assets	77,549	77,318

Total current assets	704,898	854,466

Fixed assets, net	60,269	61,393
Goodwill and intangible assets, net	2,621,857	2,649,431
Long-term marketable securities	9,195	21,933
Other assets	13,611	14,290

Total assets	$3,409,830	$3,601,513

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30,551	$37,407
Accrued compensation	61,242	77,607
Accrued other	30,965	34,579
Deferred revenue and customer deposits	279,489	310,594

Total current liabilities	402,247	460,187

Other long-term liabilities	9,167	8,765
Deferred tax liability	268,364	277,599
Accrued long-term retirement benefits	33,301	32,117
Long-term deferred revenue	79,232	86,595
Long-term debt	300,000	300,000

Total liabilities	1,092,311	1,165,263

Stockholders' equity:
Common stock	116	116
Additional paid-in capital	2,703,275	2,693,846
Accumulated other comprehensive loss	(2,029)	(3,472)
Treasury stock, at cost	(676,302)	(570,921)
Retained earnings	292,459	316,681

Total stockholders' equity	2,317,519	2,436,250

Total liabilities and stockholders' equity	$3,409,830	$3,601,513

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2017	2016	2017

Income (loss) from operations (GAAP)	$(33,555)	$(10,754)	$38,651
Previous adjustments to determine non-GAAP income from operations	48,061	53,855	51,277
Non-GAAP Income from operations	14,506	43,101	89,928

Depreciation excluding acquisition related	9,534	7,997	8,784

Non-GAAP EBITDA from operations	$24,040	$51,098	$98,712

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'17	FY'18 Updated (7/27/17)
GAAP revenue	$1,162.1	Low single-digit growth over FY'17
Deferred service revenue fair value adjustment	$19.5	~$7 million to ~$9 million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~$4 million
Amortization of intangible assets	$11.4	-
Non-GAAP revenue	$1,199.8	Relatively flat versus FY'17

	FY'17	FY'18
GAAP Net Income	$33.3	~105% to ~150% growth over FY'17
Deferred service revenue fair value adjustment	$19.5	~$7 million to ~$9million
Deferred product revenue fair value adjustment	$6.8	~$2 million to ~$4 million
Amortization of intangible assets	$123.6	~$110 million to ~$112 million
Share-based compensation expenses	$39.2	~$45 million to ~$47 million
Business development & integration expenses*	$20.3	~$3 million to ~$5 million
New accounting standard implementation	$-	~$1 million to ~$2 million
Restructuring costs	$4.0	-
Other income	$(0.4)	-
Total Adjustments	$212.9	~$168 million to ~$179 million
Related impact of adjustments on income tax	$(67.7)	(~$56 million to ~$60 million)
Non-GAAP Net Income	$178.5	Mid-single to high single-digit growth over FY'17

GAAP net income per share (diluted)	$0.36	~110% to ~155% growth over FY'17
Non-GAAP net income per share (diluted)	$1.92	High-single to low double-digit growth over FY'17

Average Weighted Shares Outstanding (diluted)	92.9	90.6

*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense

CONTACT:
NETSCOUT SYSTEMS, INC.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Director, Corporate Communications
Donna.Candelori@netscout.com